Exhibit 17(b)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:
VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE AT THE MEETING Attend Shareholder Meeting Virtually at [ ] on [September 10], 2020

Please detach at perforation before mailing.

PROXY	GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [SEPTEMBER 10], 2020

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of Goldman Sachs MLP Income Opportunities Fund, revoking previous proxies, hereby appoints Joseph F. DiMaria and Caroline L. Kraus, or any one of them, true and lawful attorneys with power of substitution of each, to vote all shares of Goldman Sachs MLP Income Opportunities Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders (“Special Meeting”) to be held on [September 10], 2020, at [    ] Eastern Time, virtually at [    ] and at any postponement or any adjournment thereof as indicated on the reverse side of this card, and to otherwise represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting.

Receipt of the Notice of Special Meeting and the accompanying Proxy Statement is hereby acknowledged by the undersigned. If this Proxy is executed but no instructions are given, the votes entitled to be cast by the undersigned will be cast “FOR” each proposal. Additionally, in their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

[GMZ_31081_010320]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Goldman Sachs MLP Income Opportunities Fund

Shareholders Meeting to Be Held on [September 10], 2020, at [    ] (Eastern Time)

The Proxy Statement for this meeting is available at: [    ]

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:

Proposal THE TRUSTEES UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” EACH PROPOSAL.

		FOR	AGAINST	ABSTAIN

1.

To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Goldman Sachs MLP Income Opportunities Fund (the “Fund”) to Goldman Sachs MLP and Energy Renaissance Fund (the “Acquiring Fund”) in exchange for newly issued common shares of beneficial interest of the Acquiring Fund, which would be distributed to the Fund’s shareholders prior to the Fund’s liquidation and termination, and the assumption by the Acquiring Fund of all of the liabilities of the Fund.

		☐	☐	☐

2.	To ratify the selection of the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Fund.
		☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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